SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2012

                             AARON’S, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

                                             Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2012, the Board of Directors of Aaron’s, Inc. (the “Company”) elected Ms. Kathy Betty as a member of the Board of Directors of the Company and as a member of the Audit Committee. The election was effective August 22, 2012.

During part of 2011, Ms. Betty was part owner and managing partner of the women’s professional basketball team, the Atlanta Dream. The Company has been a sponsor of the Dream for a number of years. The value of the Company’s sponsorship of the team in 2011 was approximately $250,000. Ms. Betty sold her entire ownership interest in the Dream and ceased employment with the team in September 2011.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on August 24, 2012 announcing the election of Ms. Betty to the Company’s Board of Directors. The press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company regarding New Director, dated August 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
By:	/s/ Gilbert L. Danielson
Date: August 27, 2012	Gilbert L. Danielson Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Company regarding New Director, dated August 24, 2012.